Exhibit 10.34

FOURTH AMENDMENT

TO

CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Fourth Amendment”) is entered into and effective as of the Fourth Amendment Closing Date (as defined below) among ENERJEX RESOURCES, INC., a Nevada corporation (“Parent”), ENERJEX KANSAS, INC. (f/k/a Midwest Energy, Inc.), a Nevada corporation (“EnerJex Kansas”) and DD ENERGY, INC., a Nevada corporation (“DD Energy”) (collectively, “Borrowers”) and TEXAS CAPITAL BANK, N.A., a national banking association, as a Bank, L/C Issuer and Administrative Agent (in such latter capacity and together with its successors and permitted assigns in such capacity the “Administrative Agent”), and the several banks and financial institutions from time to time parties to the Credit Agreement, as defined below (the “Banks”). Capitalized terms used but not defined in this Fourth Amendment have the meaning given them in the Credit Agreement.

RECITALS

A. Borrowers, Administrative Agent, L/C Issuer and Banks entered into that certain Credit Agreement dated as of July 3, 2008 (as amended by that certain Letter Agreement dated July 3, 2008, that certain Letter Agreement dated May 15, 2009, that certain First Amendment thereto dated August 18, 2009, that certain Second Amendment thereto dated January 13, 2010, that certain Third Amendment dated September 29, 2010, and as further amended, modified or supplemented, the “Credit Agreement”).

B. Borrowers have entered, or will enter, into those certain Reorganization Transactions (as defined below) and the Subordinated Obligations under the Subordination Agreement will be converted in full into shares of the Parent’s common stock.

C. Borrowers, Administrative Agent, L/C Issuer and Banks have agreed to amend the Credit Agreement, subject to the terms and conditions of this Fourth Amendment.

AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the undersigned hereby agree as follows:

I, Amendments to Credit Agreement.

Article I, Definitions, of the Credit Agreement is hereby amended by adding the following definitions in their proper alphabetical order:

“Definitive Agreement” means, collectively, (a) that certain Securities Purchase Agreement dated as of the Fourth Amendment Closing Date by and among Parent, Montecito Venture Partners, LLC and the other investors set forth on Schedule 1 attached thereto (including all exhibits, schedules and annexes attached thereto), (b) that certain Securities Purchase and Asset Acquisition Agreement dated as of the Fourth Amendment

Closing Date by and among Parent, West Coast Opportunity Fund, LLC, Montecito Venture Partners, LLC, RGW Energy ,LLC, J&J Operating, LLC, Working Interest Holding, LLC and Frey Living Trust (including all exhibits, schedules, and annexes attached thereto ) and (c) the all other documents and agreements in connection with, or contemplated in, any of the foregoing.

“Fourth Amendment” means the Fourth Amendment to Credit Agreement dated as of the Fourth Amendment Closing Date by and between Borrowers, Administrative Agent, L/C Issuer and Banks.

“Fourth Amendment Closing Date” means December 31, 2010.

“Oakridge” means Oakridge Energy, Inc., a Utah corporation.

“Reorganization Transactions” means the transaction described in the Definitive Agreement.

“Spindletop” means Spindletop Oil & gas, Inc., a Texas corporation.

“Working Interest, LLC” means Working Interest, LLC, a Kansas limited liability company.

Article I, Definitions, of he Credit Agreement is hereby amended by deleting the following definitions in their entirety: “Senior Funded Debt” and “Subordination Agreement”.

Section 2.04, Borrowing Base Determination, of the Credit Agreement is hereby amended by replacing the text in Subsection (a) thereof with the following text and adding a new Subsection (g):

“(a) The Borrowing Base in effect as of the Fourth Amendment Closing Date is $6,116,000 relative to the Proved Reserves attributable to the Borrowing Base Oil and Gas Properties. The borrowing Base shall be automatically reduced on the first day of each month by the applicable Monthly Borrowing Base Reduction beginning January 1, 2011. The Monthly Borrowing Base Reduction for the month of January 2011 is $0, and for each month thereafter until redetermined. The Borrowing Base and the Monthly Borrowing Base Reduction shall be re-determined from time to time pursuant to the provisions of this Section.

(g) Notwithstanding anything to the contrary in this Section 2.04 but in accordance with the terms of the Fourth Amendment, Administrative Agent and the Banks may redetermine the Borrowing Base and the Monthly Borrowing Base Reduction within thirty (30) days of the Fourth Amendment Closing Date.”

Article VI, Affirmative Covenants, of the Credit Agreement is hereby replacing Section 6.24 in its entirety with the following text:

6.24 Certain Additional Title Materials. Provide to Administrative Agent, within thirty (30) days of the Fourth Amendment Closing Date, tile materials, in form and content satisfactory to Administrative Agent, covering the Oil and Gas Properties described on Exhibit A attached to the Fourth Amendment that confirms that Borrowers own Marketable Title to such Oil and Gas Properties as provide in the credit Agreement, including Section 2.04(f).

Article VII, Negative Covenants, of the Credit Agreement is hereby amended by revising the text of Section 7.06 and Section 7.12(b) in their entirety to read as follows:

7.06 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so. Notwithstanding the foregoing, after the Fourth Amendment Closing Date, Borrowers may make Restricted Payments to Working Interest Holding, LLC (a) on or before the Fourth Amendment Closing Date, in an aggregate amount of up to $1,500,000 to fund the WIH LLC Cash Payment (as defined in the Definitive Agreement); provided that such Restricted Payments are funded solely with cash proceeds from the initial equity raise under the Definitive Agreement and (b) subsequent to the Fourth Amendment Closing Date, in an aggregate amount of up to $1,500,000; provided that such Restricted Payments are funded solely with cash proceeds from additional equity raises permitted under the Definitive Agreement.

7.12(b) Funded Debt to EBITDA Ratio. At the end of each quarterly period beginning with the quarter ending March 31, 2011, permit the ratio of Funded Debt to Borrowers’ and their Subsidiaries’ consolidated EBITDA for that preceding quarter to be greater than 4.25:1.00.

Section 8.06, Successor Agents, of the Credit Agreement is hereby amended by deleting the phrase “with the concurrence of Borrowers” from the second and third sentences thereof.

Section 10.07, Successors and Assigns, of the Credit Agreement is hereby amended by adding the following new Subsection (i) to the end thereof:

“(i) Notwithstanding any to the contrary in this Agreement or the other Loan Documents (including, without limitation, this Section 10.07) and in addition to the terms of this Section 10.07, and Bank may transfer all its interests, rights and obligations under this Agreement and the other Loan Documents to any Person (whether or not such Person qualifies as a Purchasing Bank) at any time following the Fourth Amendment Closing Date without the approval of the Borrowers. Any such transfer shall be effective immediately upon the execution and delivery of any such documentation the transferring Bank may require in its sole discretion. For the avoidance of doubt, the execution of any other requirement set forth hereinabove (including, without limitation, Sections 10.07(c), (d) or (e)) shall not be necessary to give effect to any such transfer. In the transferring Bank is also Administrative Agent, Section 8.06 hereof shall control the resignation of the retiring Administrative Agent and appointment of a successor Administrative Agent.”

Exhibit A attached to the Credit Agreement is hereby supplemented with the Oil and Gas Properties attached to this Fourth Amendment as Exhibit A; provided that such Oil and Gas Properties will not provide any Borrowing Base value, if ever, until the Borrowing Base is redetermined as provided under the Credit Agreement and such Borrowing Base redetermination includes such Oil and Gas Properties, as Borrowing Base Oil and Gas Properties, including Administrative Agent’s confirmation that Borrowers own Marketable Title to such Borrowing Base Oil and Gas Properties as provided in the Credit Agreement, including Sections 2.04(f) and 6.24 thereof.

Schedules 7.01 and 7.03 attached to the Credit Agreement are hereby replaced with Schedules 7.01 and 7.03 attached to this Fourth Amendment.

II. Agreement Regarding Transfer Order Letters. In connection with the first lien mortgage executed and delivered by Working Interest, LLC in favor of Administrative Agent pursuant to this Fourth Amendment, Administrative Agent hereby agrees not to send the related Transfer Order Letters to the Persons who now or hereafter purchase any of Working Interest, LLC’s interests in oil and gas produced from the Oil and Gas Properties subject to such mortgage until such time as Administrative Agent has notified Borrowers of the occurrence of an Event of Default.

III. Limited Waivers and Consents.

(a) Borrowers have notified Administrative Agent and Banks that Borrowers are not expected to be in compliance with the financial covenants set forth in Section 7.12(a) (Current Ratio), Section 7.12(b) (Senior Funded Debt to EBITDA Ratio), and Section 7.12(c) (Interest Coverage Ratio) of the Credit Agreement for the fiscal quarter ending December 31, 2010. Subject to the other terms and conditions set forth herein, Administrative Agent and Banks hereby waive any Default or Event of Default arising from Borrowers’ failure to comply with such financial covenants solely in relation to the fiscal quarter ending December 31, 2010. The waiver and consent granted hereunder does not indicate an intent to establish any course of dealing among Administrative Agent, Banks and Borrowers with regard to future waivers, consents, agreements to forbear or any other modifications that may be requested. Administrative Agent and Banks’ agreeing to the waiver and consent herein should not be construed as an indication that Administrative Agent and Banks would be willing to agree to any further or future consents, waivers, agreements to forbear or any modifications to any of the terms of the Credit Agreement or other Loan Documents, or any Events of Default or Defaults that may exist or occur thereunder;

(b) Subject to the other terms and conditions herein, Administrative Agent consents to Borrowers entering into the Reorganization Transactions and Administrative Agent waives any Events of Default under the Credit Agreement that would or may otherwise arise solely from non-compliance of: (i) Section 7.02 with regard to Borrowers’ Investments in the equity interests in Oakridge Energy and Spindletop Oil & Gas, (ii) Section 7.04 with regard to Change of Control of Parent, and (iii) the Subordination Agreement with regard to the conversion in full of the Subordinated Obligations into shares of Parent’s common stock.

(c) Subject to the other terms and conditions herein, Administrative Agent and Banks waive the Monthly Borrowing Base Reductions payable by Borrowers solely for November 2010 and December 2010. Administrative Agent and Banks’ agreeing to the waiver herein should not be construed as an indication that Administrative Agent and Banks would be willing to agree to any further or future consents, waivers, agreements to forbear or any modifications to any of the terms of the Credit Agreement or other Loan Documents, or any Events of Default or Defaults that may exist or occur thereunder;

(d) For the avoidance of doubt, Borrowers hereby acknowledge and agree that Section 7.01 shall apply with full force and effect with regard to Borrowers’ interests in the assets acquired from Working Interest, LLC pursuant to the Reorganization Transactions.

IV. Conditions. This Fourth Amendment is subject to satisfaction of the following conditions precedent:

(a) this Fourth Amendment has been executed and delivered by all parties hereto;

(b) Borrowers shall have repaid a lump sum of $500,000 against the outstanding principal under the Note on or before the Fourth Amendment Closing Date;

(c) Borrowers shall have delivered to Administrative Agent evidence, in form and content satisfactory to Administrative Agent, that the Oil and Gas Properties described on Exhibit A attached to this Fourth Amendment have been assigned to Working Interest, LLC;

(d) Working Interest, LLC shall have executed and delivered first lien mortgage instruments in favor of Administrative Agent covering Working Interest, LLC’s Oil and Gas Properties, in form and content satisfactory to Administrative Agent;

(e) Working Interest, LLC shall have executed and delivered a limited Guaranty in favor of Administrative Agent, in form and content satisfactory to Administrative Agent;

(f) Borrowers deliver to Administrative Agent such other documents as Administrative Agent reasonably requests, including without limitation, (1) an insurance certificate providing proof of insurance for Working Interest, LLC and its properties and (2) proper secretary’s and officer’s certificates and corporate and company resolutions of the Working Interest, LLC, in each case, in form and content satisfactory to Administrative Agent; and

(g) Borrowers shall have delivered executed copies of the Definitive Agreement and other related documents to Administrative Agent.

V. Representations, Warranties and Covenants. Borrowers represent and warrant to Administrative Agent and Banks that (a) they possess all requisite power and authority to execute, deliver and comply with the terms of this Fourth Amendment, (b) this Fourth Amendment has been duly authorized and approved by all requisite corporate and company action on the part of the Borrowers, (c) no other consent of any Person (other than Administrative Agent and Banks) is required for this Fourth Amendment to be effective, (d) the execution and delivery of this Fourth Amendment does not violate their organizational documents, (e) the representations and warranties in each Loan Document to which they are a party are true and correct in all material respects on and as of the Fourth Amendment Closing Date as though made on the Fourth Amendment Closing Date, (f) after giving effect to this Fourth Amendment, they are in full compliance with all covenants and agreements contained in each Loan Document to which they are a party, (g) after giving effect to this Fourth Amendment, no Event of Default or Default has occurred and is continuing, (h) after giving effect to this Fourth Amendment and the Reorganization Transaction, (1) the Subordinated Obligations have been converted in full to common stock Parent, (2) the Subordination Agreement has been terminated and (3) no Subordinated Obligations are remain outstanding as of the Fourth Amendment Closing Date and (h) except as may be addressed in this Fourth Amendment, no exhibit or schedule to the Credit Agreement is required to be supplemented, amended or modified in connection with the transactions contemplated by this Fourth Amendment or any other matters occurring prior to the Fourth Amendment Closing Date. In particular, but without limiting the generality of the foregoing, Exhibit A attached to the Credit Agreement, as amended by this Fourth Amendment or any prior amendment, describes all of Borrower’s Borrowing Base Oil and Gas Properties. The representations and warranties made in this Fourth Amendment shall survive the execution and delivery of this Fourth Amendment. No investigation by Administrative Agent or any Bank is required for Administrative Agent or any Bank to rely on the representations and warranties in this Fourth Amendment.

VI. Scope of Amendment; Reaffirmation; Release. All references to the Credit Agreement shall refer to the Credit Agreement as amended by this Fourth Amendment. Except as affected by this Fourth Amendment, the Loan Documents are unchanged and continue in full force and effect. However, in the event of any inconsistency between the terms of the Credit Agreement (as amended by this Fourth Amendment) and any other Loan Document, the terms of the Credit Agreement shall control and such other document shall be deemed to be amended to conform to the terms of the Credit Agreement. Borrowers hereby reaffirm their obligations under the Loan Documents to which they are a party to and agree that all Loan Documents to which they are a party to remain in full force and effect and continue to be legal, valid, and binding obligations enforceable in accordance with their terms (as the same are affected by this Fourth Amendment). Borrowers hereby release, discharge and acquit Administrative Agent, L/C Issuer and Banks from any and all claims, demands, actions, causes of action, remedies, and liabilities of every kind or nature (including without limitation, offsets, reductions, rebates, or lender liability) arising out of any act, occurrence, transaction or omission occurring in connection with the Credit Agreement and the other Loan Documents prior to the Fourth Amendment Closing Date.

VII. Miscellaneous.

(a) No Waiver of Defaults. Except as expressly provided for herein, this Fourth Amendment does not constitute (i) a waiver of, or a consent to, (A) any provision of the Credit Agreement or any other Loan Document, or (B) any present or future violation of, or default under, any provision of the Loan Documents, or (ii) a waiver of Administrative Agent’s or any Bank’s right to insist upon future compliance with each term, covenant, condition and provision of the Loan Documents.

(b) Form. Each agreement, document, instrument or other writing to be furnished to Administrative Agent under any provision of this Fourth Amendment must be in form and substance satisfactory to Administrative Agent and its counsel.

(c) Headings. The headings and captions used in this Fourth Amendment are for convenience only and will not be deemed to limit, amplify or modify the terms of this Fourth Amendment, the Credit Agreement, or the other Loan Documents.

(d) Costs, Expenses and Attorneys’ Fees. Borrowers agree to pay or reimburse Administrative Agent on demand for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, and execution of this Fourth Amendment, including, without limitation, the reasonable fees and disbursements of Administrative Agent’s counsel.

(e) Successors and Assigns. This Fourth Amendment shall be binding upon and inure to the benefits of each of the undersigned and their respective successors and permitted assigns.

(f) Multiple Counterparts. This Fourth Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document. All counterparts must be construed together to constitute one (1) and the same instrument. This Fourth Amendment may be transmitted and signed by facsimile or portable document file (pdf). The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually-signed originals and shall be binding on Borrowers, Administrative Agent, L/C Issuer and Banks. Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original; provided that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

(g) Governing Law. THIS FOURTH AMENDMENT AND THE OTHER LOAN DOCUMENTS MUST BE CONSTRUED, AND THEIR PERFORMANCE ENFORCED, UNDER TEXAS LAW.

(h) Entirety. THE LOAN DOCUMENTS (AS AMENDMENT HEREBY) REPRESENT THE FINAL AGREEMENT BY AND AMONG BORROWERS, ADMINISTRATIVE AGENT, L/C ISSUER AND BANKS AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

(Signature pages follow)

IN WITNESS WHEREOF, this Fourth Amendment is executed effective as of the Fourth Amendment Closing Date.

BORROWERS:

ENERJEX RESOURCES, INC.

By:	/s/ Robert G. Watson, Jr.
Robert G. Watson, Jr.
Chief Executive Officer

ENERJEX KANSAS, INC.

By:	/s/ Robert G. Watson, Jr.
Robert G. Watson, Jr.
Chief Executive Officer
- and -

DD ENERGY, INC.

By:	/s/ Robert G. Watson, Jr.
Robert G. Watson, Jr.
Chief Executive Officer

Signature Page to Fourth Amendment

ADMINISTATIVE AGENT, L/C ISSUER AND BANKS:

TEXAS CAPITAL BANK, N.A., as Administrative Agent, L/C Issuer and a Bank

By:	/s/ Jonathan Gregory
Jonathan Gregory, Executive Vice President

Signature Page to Fourth Amendment

EXHIBIT A

SUPPLEMENTAL OIL AND GAS PROPERTIES

SCHEDULE 7.01

1.	Liens securing the Vehicle Notes Payable listed on Schedule 7.03.

2.	Cash collateral securing the Letter of Credit listed on Schedule 7.03.

SCHEDULE 7.03

1.	Convertible Note dated June 1, 2006 issued by EnerJex Kansas, Inc. (f/k/a Midwest Energy, Inc.) in the principal amount of $25,000 made payable to Ahmed A. Hassouna.

2.	Promissory notes in an aggregate principal amount not exceeding $125,000 incurred for the purchase of vehicles (“Vehicle Notes Payable”).

3.	Reimbursement obligations under that certain Letter of Credit issued on February 27, 2008 by Cornerstone Bank, N.A. in favor of Shell Trading (US) Company.